Exhibit 16.1

June 7, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:

SN Strategies Corp.
Commission File Number: 333-144888

Commissioners:

We have read the statements made by SN Strategies Corp., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of SN Strategies Corp. dated June 7, 2010. We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with any other statements made under Item 4.01.

Sincerely,

Q Accountancy Corporation

/s/ Q Accountancy

Laguna Niguel, California